Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Perspective Therapeutics, Inc.

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Perspective Therapeutics, Inc. of our report dated April 14, 2023, relating to the financial statements of Viewpoint Molecular Targeting, Inc., which is attached as Exhibit 99.1 to the Current Report on Form 8-K/A of Perspective Therapeutics, which was filed with the SEC on April 21, 2023.

/s/ Weinberg & Company, P.A.

Los Angeles, California

December 6, 2023